                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT(1)


DOMESTIC SUBSIDIARIES:

The Men's Wearhouse of Michigan, Inc., a Delaware corporation(2)

TMW Realty Inc., a Delaware corporation(2)

TMW Texas General LLC, a Delaware limited liability company(3)

The Men's Wearhouse of Texas LP, a Delaware limited partnership(4)

TMW Capital Inc., a Delaware corporation(2)

TMW Equity LLC, a Delaware limited liability company(5)

TMW Finance LP, a Delaware limited partnership(6)

TMW Marketing Company, Inc., a California corporation(2)

TMW Licensing I, Inc., a California corporation(7)

TMW Licensing II, Inc., a California corporation(8)

TMW Merchants LLC, a Delaware limited liability company(7)

TMW Purchasing LLC, a Delaware limited liability company(9)

Renwick Technologies, Inc., a Texas corporation(2)

K&G Men's Center, Inc., a Delaware corporation(2)

K&G Men's Company Inc., a Delaware corporation(10)

Twin Hill Acquisition Company, Inc., a California corporation(2)(11)

FOREIGN SUBSIDIARIES:

Golden Moores Finance Company, a Nova Scotia unlimited liability company(2)

Moores Retail Group Inc., a New Brunswick corporation(12)

Moores The Suit People Inc., a New Brunswick corporation(13)(14)

Golden Brand Clothing (Canada) Ltd., a New Brunswick corporation(13)

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(1) The names of certain subsidiaries are omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as of February 2, 2002.

(2) 100% owned by The Men's Wearhouse, Inc.

(3) 100% owned by TMW Realty Inc.

(4) TMW Realty Inc. owns a 99% interest as limited partner and TMW Texas General LLC owns a 1% interest as general partner.

(5) 100% owned by TMW Capital Inc.

(6) TMW Capital Inc. owns a 99% interest as limited partner and TMW Equity LLC owns a 1% interest as general partner.

(7) 100% owned by TMW Marketing Company, Inc.

(8) 100% owned by TMW Licensing I, Inc.

(9) 100% owned by TMW Merchants LLC.

(10) 100% owned by K&G Men's Center, Inc.; K&G Men's Company Inc. does business under the names K&G, K&G Men's Center, K&G Men's Superstore, K&G MenSmart, K&G Ladies and The Suit Warehouse.

(11) Twin Hill Acquisition Company, Inc. does business under the names Twin Hill and Men's Wearhouse Corporate Sales.

(12) 100% owned by Golden Moores Finance Company.

(13) 100% owned by Moores Retail Group Inc.

(14) Moores The Suit People Inc. does business under the name Moores Clothing for Men and Moores Vetements Pour Hommes.